L.L. Bradford & Company, LLC
3441 South Eastern Avenue
Las Vegas, Nevada 89169
(702) 735-5030

November 16, 2007

U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Catalyst Ventures Incorporated – Form SB-2

Dear Sir/Madame:

As independent registered public accountants, we hereby consent to the use in this Registration Statement on Form SB-2 of our report dated November 12, 2007, relating to the financial statements of Catalyst Ventures Incorporated.

Sincerely,

/s/ L.L. Bradford & Company, LLC
L.L. Bradford & Company, LLC